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                                                                    Exhibit 23.2









            Consent of Independent Registered Public Accounting Firm




We hereby consent to the incorporation by reference in this Registration Statement (Form S-3) of our report dated March 3, 2005, with respect to the consolidated financial statements of Mountain National Bancshares, Inc. and subsidiary, included in its Annual Report (Form 10-KSB) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Hazlett, Lewis & Bieter, PLLC


Chattanooga, Tennessee
July 7, 2006